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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

U.S. Subsidiaries

     Name of Subsidiaries                              State of Organization              Trade Names
     --------------------                              ---------------------              -----------
Penn Wilson CNG, Inc.                                         Delaware                        None
Penn CNG Holdings, Inc.                                       Delaware                        None
Penn Octane International, L.L.C.                             Delaware                        None
Rio Vista Energy Partners L.P.                                Delaware                        None
Rio Vista GP LLC                                              Delaware                        None
Rio Vista Operating GP LLC                                    Delaware                        None
Rio Vista Operating Partnership L.P.                          Delaware                        None

Foreign Subsidiaries

      Name of Subsidiaries                              State of Organization             Trade Names
      --------------------                              ---------------------             -----------
PennWill, S.A. de C.V.                                         Mexico                         None
Camiones Ecologicos, S.A. de C.V.                              Mexico                         None
Grupo Ecologico Industrial, S.A. de C.V.                       Mexico                         None
Estacion Ambiental, S.A. de C.V.                               Mexico                         None
Estacion Ambiental II, S.A. de C.V.                            Mexico                         None
Serinc, S.A. de C.V.                                           Mexico                         None
Penn Octane de Mexico, S.A. de C.V.                            Mexico                         None
Termatsal, S.A. de C.V.                                        Mexico                         None

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